UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 26, 2021

GANNETT CO., INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36097	38-3910250
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean,Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

(703) 854-6000	Not Applicable
(Registrant's telephone number, including area code)	(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	GCI	The New York Stock Exchange
Preferred Stock Purchase Rights	N/A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 26, 2021, Gannett Co., Inc. (the “Company”), through its subsidiary Gannett Media Corp. (“Gannett Media”), entered into a strategic alliance with Tipico USA Technology, Inc. (“Tipico”). In connection with the strategic alliance, Gannett Media and Tipico entered into a Strategic Alliance Agreement (the “Agreement”), dated as of July 26, 2021 (the “Effective Date”), pursuant to which Gannett Media agreed to provide, on an exclusive basis and subject to applicable laws, Tipico advertising, marketing, promotions, events and services that are crafted to promote Tipico, Tipico’s brand and the Tipico gambling services within the United States.

Pursuant to the Agreement, Tipico will make an initial payment to Gannett Media of $10.0 million within 30 days of the Effective Date, and will pay media fees of $80.0 million over the term of the Agreement. Tipico will also pay Gannett Media for certain qualified player referrals over the term of the Agreement. In addition, a designee of Gannett Media was issued a warrant with a $0.00 strike price to acquire up to 4,990 shares of common stock, representing a minority interest, of Tipico US Group Corp., parent company to Tipico, a portion of which vests upon the Effective Date and the remainder of which vests in four tranches based upon qualified player referrals.

The Agreement has an initial five year term and may be terminated by either party upon an uncured material breach by the other party, upon the other party’s insolvency, or in the event the Agreement violates applicable laws or jeopardizes either party’s business or licenses. Pursuant to the Agreement, the Company and Tipico also agreed to enter into exclusive good faith negotiations prior to the end of the initial term regarding the possible extension or renewal of the Agreement. The Agreement contains customary representations and warranties, confidentiality provisions and indemnification obligations.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement intended to be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

Item 8.01.	Other Events.

On July 27, 2021, the Company issued a press release announcing the transactions described in Item 1.01. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Gannett Co., Inc. Press Release dated July 27, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: July 27, 2021	By:	/s/ Douglas E. Horne
Douglas E. Horne
Chief Financial Officer and Chief Accounting Officer (principal financial and principal accounting officer)